ARTICLES OF INCORPORATION
                                  OF
                           VERSA TECH, INC.

     We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of the corporation under the provisions of the Utah Business Corporation Act (hereinafter called the "Act"), do hereby adopt the following Articles of Incorporation for such Corporation.

                             ARTICLE I

     Name. The name of the corporation (hereinafter called the "Corporation") is VERSA TECH, INC.

                            ARTICLE II

     Period of Duration. The period of duration of the Corporation is perpetual.

                            ARTICLE III

     Purpose and Powers. The purposes for which this Corporation is organized is to invest in new products, properties and/or businesses which may have potential for profit.

                             ARTICLE IV

     Capitalization. The Corporation shall have the authority to issue 50,000,000 (fifty million) shares of stock each having a par value of one-tenth of one cent ($0.001). All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.

                                ARTICLE V

     Incorporators.  The name and post office address of each incorporator is:

               Raymond L. Shuman
               636 North 360 East
               American Fork, Utah 84003

               Richard Wilcox
               4611 Quail Vista Lane
               Salt Lake City, Utah 84117

               Tillman S. Boxell
               4916 Russell Street,
               Salt Lake City, Utah 84117

                                  ARTICLE VI

     Directors.   The Corporation shall be governed by a Board of Directors
consisting of no less than three (3) and no more than nine (9) directors. Directors need not be stockholders of the Corporation. The number of Directors constituting the initial Board of Directors is three (3) and the names and post office addresses of the persons who shall serve as Directors until their successors are elected and qualified are:

               Raymond L. Shuman
               636 North 360 East
               American Fork, Utah 84003

               Richard Wilcox
               4611 Quail Vista Lane
               Salt Lake City, Utah 84117

               Tillman S. Boxell
               4916 Russell Street
               Salt Lake City, Utah 84117


                                 ARTICLE VII

     Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of its shares.

                                 ARTICLE VIII

     Preemptive Rights. There shall be no preemptive rights to acquire unissued and/or treasury' shares of the stock of the Corporation.


                                   ARTICLE IX

     Voting of Shares. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholders, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote, in person or by proxy, the number of shares owned by him or it for as many persons as there are Directors to be elected and for whose election he or it has the right to vote, but the Shareholder shall have no right to accumulate his or its votes with regard to such election.

                                   ARTICLE X

     Initial Registered Office and Initial Registered Agent. The address of the initial registered office of the Corporation is 636 North 360 East, American Fork, Utah and the initial registered Agent at such office is Raymond
L. Shuman.

State of Utah           )
                        :ss
County of Salt Lake     )

          On the 13 day of June, 1984, personally appeared before me RAYMOND
L. SHUMAN, RICHARD WILCOX, and TILLMAN S. BOXELL, who acknowledged to me that they are the persons who signed the foregoing Articles of Incorporation as incorporators and that they have read the foregoing Articles of Incorporation and know the content thereof, and that the same is true of their knowledge as to those matter upon which they operate on information and belief, and as to those matters believe them to be true.


                                          /s/
                                          RAYMOND L. SHUMAN



                                          /s/
                                          RICHARD WILCOX




                                          /s/
                                          TILLMAN S. BOXELL

     SUBSCRIBED AND SWORN TO before me this 18th day of June, 1984


                                         /s/
                                         NOTARY PUBLIC: Residing at SLC, UT
My Commission Expires:
2/17/88